1 Investor Presentation Q1 2021

2 Forward – Looking Statements The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Other factors that could cause or contribute to such impact include, but are not limited to: • the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for credit losses ("ACL") on loans and provision for credit losses on loans that may be effected by deterioration in economic conditions, which may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our ACL on loans no longer being adequate to cover actual losses, and require us to increase our ACL on loans; • changes in general economic conditions either nationally or in our market areas; • changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; • risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; • fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; • results of examinations of us by the bank regulators, including the possibility that any such regulatory authority may, among other things, initiate an enforcement action against the Company or our bank subsidiary which could require us to increase our ACL on loans, write-down assets, change our regulatory capital position, affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements on us, any of which could affect our ability to continue our growth through mergers, acquisitions or similar transactions and adversely affect our liquidity and earnings; • our ability to control operating costs and expenses; • increases in premiums for deposit insurance; • the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; • staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; • disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; • our ability to retain key members of our senior management team; • costs and effects of litigation, including settlements and judgments; • our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; • increased competitive pressures among financial service companies; • adverse changes in the securities markets; • inability of key third-party providers to perform their obligations to us; • changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the FASB, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; and • other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services, including from the COVID-19 pandemic, and the other risks detailed from time to time in our filings with the SEC including our Annual Form 10-K and Quarterly Form 10-Qs. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for future periods to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results and stock price performance.

3 Company Overview - All dollars in thousands unless otherwise noted, except per share amounts.

4 Overview Overview NASDAQ symbol HFWA Stock price(1) $28.21 Market capitalization(1) $1.01 billion Institutional ownership(1) 80.3% Headquarters Olympia, WA # of branches 53 Year established 1927 Q1 2021 Financial Highlights Assets $7.03 billion Deposits $6.02 billion Loans receivable $4.60 billion Net income $25.3 million Pre-tax, pre-provision income(2) $23.2 million Net interest margin 3.51% Efficiency ratio 61.57% Tier 1 leverage ratio 9.1% Total risk based capital ratio 14.5% Map obtained from S&P Global Market Intelligence; certain locations of branches overlap on the map. (1) Market information as of April 14, 2021. (2) Non-GAAP financial measure. Refer to Appendix for calculation. HFWA Branch

5 Company Strategy Active and disciplined in M&A  Be the "acquirer of choice" in the Pacific Northwest  Most acquisitive bank in Oregon and Washington since 2012 with 5 acquisitions  Target Metrics = IRR of >15% with earnbacks < 3 years Allocate capital to organically grow our core banking business  Successful hiring of individuals and teams of bankers in high-growth and dynamic Seattle and Portland markets  Disciplined approach to concentration risk and active portfolio management Improve operational efficiencies and rationalize branch network  Achieving increased efficiencies with operational scale, internal focus on improving processes and technology solutions  Closed/Consolidated 31 branches since beginning of 2010 Generate stable profitability and risk adjusted returns  1.51% return on average assets for the quarter ended March 31, 2021  Total annual shareholder return(1) of 13.4% over the past 5 years vs. KBW Regional Bank Index annual total return of 12.5% Maintain conservative underwriting standards and actively manage the portfolio  Long track record of strong underwriting with conservative risk profile  Disciplined approach to concentration risk Focus on core deposits is key to franchise value over the long term  36.6% noninterest demand deposits to total deposits  Noninterest demand deposit CAGR of 24% since 2016  0.12% cost of total deposits(2); top 20% in the country among publicly traded banks(3) Proactive capital management  History of increasing regular dividends and utilizing special dividends to manage capital  Approved stock repurchase plan  Strong capital ratios: Tier 1 leverage ratio = 9.1%; Total risk based capital ratio = 14.5% (1) Total shareholder return for the period 3/31/2016 - 3/31/2021. (2) For the quarter ended March 31, 2021. (3) Per S&P Global Market Intelligence for the quarter ended December 31, 2020 and includes banks nationwide with shares on NASDAQ or NYSE and total assets less than $100 billion.

6 Technology Investment Objective: Invest in technology to enable Community Banking at Scale 2020 Accomplishments Keeping strategic systems current  Implemented “Heritage Direct,” a state of the art online/mobile treasury management platform  Upgraded ACH, wires, positive pay, and remote deposit capture platforms  Enabled en masse remote work, allowing bankers access from anywhere 2021 Projects Automating the back office  Completion of bank-wide business process management solution to enable real-time transparency into every major process across the company  Deploy and further develop proprietary customer relationship management tools, including Commercial Loan Origination and Treasury Management Origination solutions on the Bank's proprietary application framework  Upgrade online account opening and call center platforms to implement true omni-channel experiences and more options for customer service engagement 2022+ Roadmap Personalized customer experiences  Systems integrations to enable automation and transparency of “customer journeys” through all key banking activities  Customize online banking and call center platforms to leverage data to drive personalized and omni-channel experiences. Key Benefits Integrated systems, automation & personalization  Ability for customer to seamlessly switch channels to bank when/where/how they want  Next generation front & back office integration delivering efficiency, consistency and scalability  Application programming interface ("API") based strategy positions Heritage to support Open Banking

7 Environmental, Social and Governance ("ESG") Practices We are committed to environmental and sustainability efforts, our human capital, our customers and strengthening the communities and markets in which we operate. Environment and Sustainability  Created a Green Team Committee focused on sustainability.  Participating in an energy saving pilot program with our Hillsboro branch in partnership with Energy Trust of Oregon and Strategic Energy Management.  Continually reducing our carbon footprint through branch consolidations and focus on recycling.  Achieved a Gold Sustainability at Work certification for the Portland office. Human Capital and Social Responsibility  Have a DEI ("Diversity, Equity, and Inclusion") Plan, a DEI Statement, a DEI Council and a DEI Officer who has been certified by the National Diversity Council.  Focused on the safety, health and wellness of our employees through the COVID-19 pandemic by continually monitoring and adapting operations to guidance from the Centers for Disease Control and state/local health authorities.  Assisting customers during the pandemic by providing fee waivers, loan modifications, and PPP loans through the Small Business Administration's Paycheck Protection Program ("SBA PPP").  Donating through our Heritage Helps community investment and giving program focused on driving positive impact in the areas of business and economic development; education and youth development; environmental stewardship; and social equity, health, and human services.  Contributed more than $67 million to affordable housing projects in 2020. Governance  Committed to effective corporate governance which serves the interests of the Company, its shareholders, employees, and communities.  Supervised by an engaged Board who actively monitor the policies and business strategies of the Company.  Have effective governance practices including Corporate Governance Guidelines, committee charters, Stock Ownership Guidelines, a Code of Ethics Policy and a Whistleblower Policy.

8 Strong and Diverse Economic Landscape Companies Headquartered in the Pacific Northwest • The Seattle and Portland MSAs are thriving local economies with major Fortune(1) 500 companies • Seattle MSA became ranked the 10th largest regional economy in the U.S. by Gross Domestic Product and grew 5.1% during 2019 to nearly $383 billion(2) • Washington ranked #3 best state for business in U.S. News and World Report's "The 10 Best States for Business"(3) • Seattle has the best market for STEM professionals (science, technology, education and math)(4) • Seattle and Portland continue to be a top choice to live and were the #1 and #7 destination for people leaving San Francisco(5) Map obtained from S&P Global Market Intelligence. (1) Fortune.com; 2020 List. (2) Bureau of Economic Analysis; 2020 Gross Domestic Product by County Report; rank among metros with GDP greater than $30 billion as of December 9, 2020. (3) www.usnews.com as of March 9, 2021. (4) www.wallethub.com as of January 27, 2021. (5) www.bloomberg.com as of September 16, 2020

Seattle and Portland Metro Markets

- The Seattle-Tacoma-Bellevue and Portland-Vancouver-Hillsboro MSAs are among the fastest growing metro markets nationwide.
- Annual population growth for both Seattle and Portland MSAs exceed the average growth rate; expecting continued above average growth.
- Median household income for the Seattle and Portland MSA higher than the nationwide average and are expected to grow.

Annual Population Growth[1]



2014
1.2%
1.0%
1.2%
0.7%
2015
1.6%
1.0%
0.9%
0.7%
2016
2.0%
1.8%
1.5%
0.9%
2017
2.1%
1.9%
1.2%
0.8%
2018
2.0%
1.7%
0.6%
0.4%
2019
1.9%
1.2%
1.1%
0.8%
2020
1.8%
0.9%
0.2%
0.3%
2021
0.8%
0.4%
0.2%
0.2%
2021-2026
1.3%
1.1%
0.7%
0.6%
Top 15 MSAs
U.S.
Seattle MSA
Portland MSA

Median Household Income[1]



2014
$66
$55
$60
$52
2015
$68
$59
$62
$54
2016
$71
$63
$65
$56
2017
$75
$64
$68
$57
2018
$82
$71
$73
$61
2019
$87
$75
$76
$63
2020
$93
$80
$79
$66
2021
$97
$84
$82
$68
2020-2026
$111
$95
$92
$74
Top 15 MSAs
U.S.
Seattle MSA
Portland MSA

(1) Per S&P Global Market Intelligence, Claritas.

9

10 Seattle MSA Funds Under Management Funds Under Management(1) = Loans(2) + Deposits Map obtained from S&P Global Market Intelligence. (1) Prior period information includes branches that were closed or consolidated prior to March 31, 2021. (2) Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. MSA Market Map HFWA Branch 23 branches in the Seattle MSA market as of March 31, 2021. Four branches consolidated into existing branches during January 2021.

11 Portland MSA Funds Under Management Funds Under Management(1) = Loans(2) + Deposits Map obtained from S&P Global Market Intelligence. (1) Prior period information includes branches that were closed or consolidated prior to March 31, 2021. (2) Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. MSA Market Map 7 branches in the Portland MSA market as of March 31, 2021. Two branches consolidated into existing branches during January 2021. HFWA Branch

12 Future Growth and Opportunities Pacific Northwest Banking Landscape(1) Map obtained from S&P Global Market Intelligence. (1) Certain locations of bank headquarters overlap on the map. (2) Target financial information as of the most recent quarter publicly available. Expected Consolidation and Future Opportunities • HFWA positioned to be the acquiror of choice in the Pacific Northwest. • Significant number of banks(2) remaining in HFWA footprint, further consolidation is expected. – 8 banks between $150 and $500 million in assets – 10 banks between $500 million and $1 billion in assets – 8 banks between $1 billion and $2.5 billion in assets • Financial parameters include 15% IRR and earnback of < 3 years. • Preferred targets have commercial relationship banking focus with efficient branch network along the I-5 corridor. Target bank headquarters

13 Historical Growth – Organic and Acquisitive Completed 2 FDIC deals Pierce Commercial Bank $211MM in assets Cowlitz Bank $345MM in assets Acquired Valley Community Bancshares $254MM in assets Northwest Commercial Bank $65MM in assets Merged with Washington Banking Company $1.7B in assets Acquired Puget Sound Bancorp $639MM in assets Premier Commercial Bancorp $440MM in assets

Deposit Market Share[1]

Heritage Financial CORPORATION

Washington & Oregon - 2008

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$32,880,496	20.36%
2	U.S. Bancorp (MN)	18,200,191	11.27%
3	Washington Mutual Inc. (WA)	18,044,059	11.17%
4	Wells Fargo & Co. (CA)	13,983,430	8.66%
5	KeyCorp (OH)	11,282,327	6.99%
6	Sterling Financial Corp. (WA)	6,314,532	3.91%
7	Washington Federal Inc. (WA)	4,697,167	2.91%
8	Umpqua Holdings Corp. (OR)	3,683,451	2.28%
9	Banner Corp. (WA)	3,511,650	2.17%
10	Frontier Financial Corp. (WA)	3,303,562	2.05%
11	Columbia Banking System Inc. (WA)	2,401,217	1.49%
12	W.T.B. Financial Corp. (WA)	2,355,857	1.46%
13	West Coast Bancorp (OR)	2,082,385	1.29%
14	HomeStreet Inc. (WA)	1,268,125	0.79%
15	Cascade Bancorp (OR)	1,142,435	0.71%
16	AmericanWest Bancorp. (WA)	1,100,332	0.68%
17	Horizon Financial Corp. (WA)	1,097,107	0.68%
18	Yakima Federal S&L Assoc. (WA)	1,094,393	0.68%
19	BNP Paribas SA	1,001,691	0.62%
20	Cascade Financial Corp. (WA)	993,356	0.62%
21	City Bank (WA)	955,179	0.59%
22	Columbia Bancorp (OR)	939,992	0.58%
23	Venture Financial Group Inc. (WA)	916,882	0.57%
24	First Financial Northwest Inc. (WA)	867,502	0.54%
25	Peoples Bancorp (WA)	845,949	0.52%
26	Cashmere Valley Financial Corp. (WA)	841,611	0.52%
27	Heritage Financial Corp. (WA)	802,020	0.50%
28	Liberty Financial Group Inc. (OR)	778,222	0.48%
29	Washington Banking Co. (WA)	733,643	0.45%
30	First Indep. Investment Group Inc. (WA)	684,404	0.42%
31	Pacific Continental Corp. (OR)	676,993	0.42%
32	PremierWest Bancorp (OR)	664,006	0.41%
33	Riverview Bancorp Inc. (WA)	630,220	0.39%
34	Olympic Bancorp Inc. (WA)	626,828	0.39%
35	Zions Bancorp. NA (UT)	571,565	0.35%
36	Whitman Bancorp. Inc. (WA)	527,546	0.33%
37	Washington First Financial Group Inc. (WA)	514,572	0.32%
38	First Fed. S&L Assoc. of Port Angeles (WA)	495,891	0.31%
39	Skagit Bancorp Inc. (WA)	486,490	0.30%
40	Timberland Bancorp Inc. (WA)	480,261	0.30%
	Total For Institutions In Market	$161,492,273	

Out of 148 Institutions

Washington & Oregon - 2013

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$34,290,015	19.44%
2	U.S. Bancorp (MN)	24,912,264	14.12%
3	Wells Fargo & Co. (CA)	22,985,222	13.03%
4	JPMorgan Chase & Co. (NY)	15,638,062	8.87%
5	KeyCorp (OH)	11,805,664	6.69%
6	Washington Federal Inc. (WA)	6,216,841	3.52%
7	Columbia Banking System Inc. (WA)	5,840,021	3.31%
8	Umpqua Holdings Corp. (OR)	5,499,385	3.12%
9	Sterling Financial Corp. (WA)	5,203,136	2.95%
10	Mitsubishi UFJ Financial Group Inc.	3,474,540	1.97%
11	Banner Corp. (WA)	3,255,301	1.85%
12	W.T.B. Financial Corp. (WA)	3,180,411	1.80%
13	HomeStreet Inc. (WA)	1,612,978	0.91%
14	SKBHC Holdings LLC (WA)	1,550,759	0.88%
15	Washington Banking Co. (WA)	1,410,804	0.80%
16	Yakima Federal S&L Assoc. (WA)	1,402,048	0.79%
17	BNP Paribas SA	1,314,955	0.75%
18	Heritage Financial Corp. (WA)	1,227,045	0.70%
19	Peoples Bancorp (WA)	1,119,301	0.63%
20	Cashmere Valley Bank (WA)	1,094,353	0.62%
21	Pacific Continental Corp. (OR)	1,074,590	0.61%
22	Opus Bank (CA)	968,148	0.55%
23	East West Bancorp Inc. (CA)	924,708	0.52%
24	Olympic Bancorp Inc. (WA)	807,112	0.46%
25	HSBC Holdings PLC	801,732	0.45%
26	Cascade Bancorp (OR)	799,971	0.45%
27	Zions Bancorp. NA (UT)	774,168	0.44%
28	Skagit Bancorp Inc. (WA)	666,659	0.38%
29	Riverview Bancorp Inc. (WA)	660,249	0.37%
30	First Financial Northwest Inc. (WA)	642,130	0.36%
31	First Fed. S&L Assoc. of Port Angeles (WA)	598,820	0.34%
32	Timberland Bancorp Inc. (WA)	596,187	0.34%
33	Pacific Financial Corp. (WA)	591,430	0.34%
34	Baker Boyer Bancorp (WA)	467,717	0.27%
35	Olympia Federal S&L Association (WA)	464,913	0.26%
36	Home Federal Bancorp Inc. (ID)	451,386	0.26%
37	First Citizens BancShares Inc. (NC)	415,562	0.24%
38	Citizens Bancorp (OR)	404,324	0.23%
39	Coastal Financial Corp. (WA)	349,343	0.20%
40	Evergreen Federal Bank (OR)	335,918	0.19%
	Total For Institutions In Market	$176,371,225	

Out of 120 Institutions

Washington & Oregon - 2020

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$53,875,256	22.05%
2	U.S. Bancorp (MN)	39,363,813	16.11%
3	Wells Fargo & Co. (CA)	37,357,367	15.29%
4	JPMorgan Chase & Co. (NY)	33,918,863	13.88%
5	KeyCorp (OH)	20,339,619	8.33%
6	Umpqua Holdings Corp. (OR)	16,007,112	6.55%
7	Columbia Banking System Inc. (WA)	12,461,960	5.10%
8	Banner Corp. (WA)	9,267,305	3.79%
9	Washington Federal Inc. (WA)	8,458,020	3.46%
10	W.T.B. Financial Corp. (WA)	6,521,602	2.67%
11	Heritage Financial Corp. (WA)	5,587,287	2.29%
12	HomeStreet Inc. (WA)	3,935,194	1.61%
13	BNP Paribas	3,236,708	1.32%
14	Mitsubishi UFJ Financial	2,986,808	1.22%
15	First Interstate BancSystem (MT)	2,920,782	1.20%
16	HSBC Holdings	2,094,816	0.86%
17	Peoples Bancorp (WA)	2,042,495	0.84%
18	FS Bancorp Inc. (WA)	1,618,253	0.66%
19	Cashmere Valley Bank (WA)	1,585,447	0.65%
20	East West Bancorp Inc. (CA)	1,498,607	0.61%
21	First Repub Bank (CA)	1,399,364	0.57%
22	Yakima FS&LA (WA)	1,376,884	0.56%
23	Zions Bancorp. NA (UT)	1,342,480	0.55%
24	Timberland Bancorp Inc. (WA)	1,319,048	0.54%
25	Coastal Financial Corp. (WA)	1,312,246	0.54%
26	Olympic Bancorp Inc. (WA)	1,214,210	0.50%
27	First Northwest Bancorp (WA)	1,181,630	0.48%
28	Riverview Bancorp Inc. (WA)	1,167,155	0.48%
29	First Financial Northwest Inc (WA)	1,147,742	0.47%
30	Pacific Premier Bancorp (CA)	1,008,108	0.41%
31	Pacific Financial Corp. (WA)	995,159	0.41%
32	Citizens Bancorp (OR)	798,620	0.33%
33	Glacier Bancorp Inc. (MT)	732,045	0.30%
34	Sound Financial Bancorp Inc. (WA)	698,527	0.29%
35	First Citizens BancShares Inc. (NC)	649,359	0.27%
36	Olympia FS&LA (WA)	616,144	0.25%
37	Seattle Bank (WA)	606,235	0.25%
38	Cathay General Bancorp (CA)	600,144	0.25%
39	Baker Boyer Bancorp (WA)	598,602	0.25%
40	Summit Bank (OR)	587,947	0.24%
	Total For Institutions In Market	$294,671,611	

Out of 85 Institutions

(1) Per S&P Global Market Intelligence as of June 30 for the year indicated.

14

15 Financial Update - All dollars in thousands unless otherwise noted, except per share amounts.

16 Financial Update – Q1 2021 • Net income was $25.3 million, or $0.70 per diluted share, for the quarter ended March 31, 2021, compared to $23.9 million, or $0.66 per diluted share, for the linked-quarter ended December 31, 2020 and $12.2 million, or $0.34 per diluted share, for the quarter ended March 31, 2020. • Noninterest expense to average total assets, annualized, was 2.22% for the quarter ended March 31, 2021 compared to 2.30% for the linked-quarter ended December 31, 2020 and 2.70% for the quarter ended March 31, 2020. • Reversal of provision for credit losses was $7.2 million for the quarter ended March 31, 2021 compared to $3.1 million for the linked-quarter ended December 31, 2020 and a provision for credit loss of $7.9 million for the quarter ended March 31, 2020. • Capital remains strong with Tier 1 leverage ratio of 9.1%(1) and total risk-based capital ratio of 14.5%(1) at March 31, 2021. • Noninterest demand deposits represent 36.6% of total deposits at March 31, 2021. • Heritage declared a regular cash dividend of $0.20 per common share on April 21, 2021. • Heritage completed the consolidation of eight branches during the quarter ended March 31, 2021. • Total assets exceeded $7.0 billion for the first time in the Company's history. (1) Current quarter ratios are estimates pending completion and filing of the Company's regulatory reports.

17 Loan Balances and Loan Yields Loan Portfolio Loan Portfolio Composition • Consumer loans decreased from 7.3% at December 31, 2020 due primarily to the cessation of the indirect auto loan business line during the quarter ended March 31, 2020. • SBA PPP loans increased from 16.0% at December 31, 2020 due to funding PPP loans, offset partially by SBA PPP loan forgiveness payments. • Loan yield, excluding SBA PPP loans, has remained nearly constant over the past three quarters. (1) lncludes loans held for sale. (2) Loan yields include the average balance of loans receivable, net and loans held for sale. (3) Non-GAAP financial measure. Refer to Appendix for calculation. Loan Portfolio Repricing Schedule (excluding SBA PPP loans)

Commercial Business Loan Exposure

Heritage Financial CORPORATION

Commercial Business Loans by Industry[1] Exposure



Health care and social assistance 10.0%
Accommodation and food services 6.6%
Retail trade 5.5%
Construction 5.0%
Manufacturing 3.8%
Other Services (except Public administration) 3.9%
All other industries 17.6%
Real estate and rental and leasing 47.6%

Industry	Amount	WARR at 12/31/19	WARR at 12/31/20	WARR at 3/31/21
Real estate and rental and leasing	$1,430,045	4.39	4.52	4.52
Health care and social assistance	299,453	4.26	4.56	4.56
Accommodation and food services	199,037	4.60	6.27	6.29
Retail trade	166,271	4.62	4.63	4.66
Construction	151,451	4.58	4.66	4.67
Other services (except Public administration)	116,859	4.80	4.86	4.84
Manufacturing	114,662	5.01	5.21	5.23
All other industries	524,882	4.71	4.70	4.69
Total	**$3,002,660**	**4.52**	**4.73**	**4.72**

(1) Categorized by NAICS code.
Excludes SBA PPP loans
WARR = Weighted average risk rating.

CRE Loans only by Collateral Type



Recreational / school 3.3%
Other CRE 11.9%
Mini-storage 4.8%
Office 22.3%
Warehouse 5.1%
Single purpose 5.5%
Industrial 14.1%
Motel/hotel 6.6%
Retail store / shopping center 11.3%
Mixed use 7.1%
Multi-family 8.0%

Collateral Type	Amount	WARR at 12/31/19	WARR at 12/31/20	WARR at 3/31/21
Office	$514,181	4.32	4.52	4.49
Industrial	326,253	4.27	4.45	4.48
Retail store/shopping center	260,836	4.57	4.79	4.81
Multi-family	184,571	4.44	4.38	4.41
Mixed use property	164,554	4.49	4.77	4.79
Motel/hotel	151,625	4.46	6.20	6.20
Single purpose	127,854	4.54	4.82	4.86
Warehouse	117,868	4.38	4.62	4.65
Mini-storage	110,922	4.20	4.20	4.21
Recreational/school	76,037	4.81	5.14	5.12
Other	274,420	4.55	4.62	4.62
Total	**$2,309,121**	**4.43**	**4.70**	**4.70**

18

SBA PPP Loans

Heritage Financial CORPORATION

Management Commentary

- "PPP1" loans are SBA PPP loans originated in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 which expired August 8, 2020.
- "PPP2" loans are SBA PPP loans originated in accordance with the Consolidated Appropriations Act of 2021 enacted on December 27, 2020, and set to expire on May 31, 2021.
- The SBA PPP portfolio at March 31, 2021 includes 50 loans with an amortized cost of $159.2 million whose funded loan size was greater than $2.0 million at origination.
- SBA PPP forgiveness applications in process were $101.6 million at March 31, 2021.

PPP Activity for Q1 2021

	As of or for the Three Months Ended March 31, 2021		
	PPP1	PPP2	Total PPP
Net deferred fees recognized during the period	$ 6,592	$ 448	$ 7,040
Net deferred fees unrecognized as of period end	8,814	14,165	22,979
Principal payments received during the period, including forgiveness payments from the SBA	174,264	—	174,264
Principal balance remaining as of period end	556,249	353,491	909,740
Amortized cost as of period end	547,435	339,326	886,761

Key statistics from inception of the SBA's PPP through March 31, 2021

	As of March 31, 2021		
	PPP1	PPP2	Total PPP
Number of funded loans	4,642	2,235	6,877
Total amount funded	$ 897,353	$ 353,491	$ 1,250,844
Average funded loan size	193	158	182
Net fees deferred at funding	28,805	14,627	43,432

19

20 Higher Risk Industries(1) at March 31, 2021 (1) Categorized by NAICS code and excluding SBA PPP loans. (2) Potential problem loans ("PPL") are risk rated Special Mention or worse, not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms. Hotels and other accomodation Restaurants and other food service Recreation and fitness related activities Amortized cost 134,973 69,965 34,181 % of Loans receivable, excluding SBA PPP 3.6% 1.9% 0.9% Unfunded commitment 7,726 5,691 727 % Secured by real estate 92.4% 60.6% 66.8% Weighted average risk rating 6.85 6.65 6.38 Linked-quarter weighted average risk rating 6.68 5.60 5.96 Average non-zero balance loan size 3,374 322 1,139 Amortized cost classified as nonaccrual 3,623 7,241 923 Amortized cost classified as performing TDR 24,633 3,222 10 Amortized cost classified as PPL(2) 38,252 8,519 14,851 Past due 30+ days on accrual status — 1,000 — Still in COVID-related payment deferral 31,791 4,926 619

21 Credit Quality Management Commentary (1) Potential problem loans ("PPL") are risk rated Special Mention or worse, not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms. (2) Balances not meaningful to disclose in some periods. (3) Nonperforming assets includes loans classified as nonaccrual and other real estate owned. (4) Non-GAAP financial measure. Refer to Appendix for calculation. • Decrease in nonaccrual and potential problem loans during Q1 2021. • Nonperforming assets at Q1 2021 include only nonaccrual loans. • At March 31, 2021, 67 loans totaling $46.7 million were in payment deferral modification status compared to 177 loans totaling $92.5 million at December 31, 2020. Nonperforming Assets(3) and Allowance for Credit Losses Potential Problem Loans(1)

22 Allowance for Credit Losses Management Commentary • The decrease in ACL on loans is due primarily to improvements in the economic forecast at March 31, 2021. • Net recoveries of $175,000 in Q1 2021. • The decrease in ACL on unfunded commitments also due to improvement in the economic forecast at March 31, 2021 as this model utilizes the loss rates calculated for the ACL on loans. • Utilization of lines of credit has decreased in Q1 2021. Allowance for Credit Losses on Loans Allowance for Credit Losses on Unfunded Commitments (1) Non-GAAP financial measure. Refer to Appendix for calculation.

23 Deposit Composition Deposits Deposit Composition • 93.6% of deposits are non-maturity. Continued increase in noninterest demand deposits. • Increase in total deposits in Q1 2021 due primarily to proceeds from SBA PPP loans originated. • Continued improvement in cost of total deposits. Deposit Balances and Cost of Total Deposits

24 Net Interest Margin Total Asset Composition • 76.3% loan to deposit ratio. • 26.0% of assets are cash and cash equivalents and investment securities. • Decrease in margin in Q1 2021 due primarily to a change in the mix of total interest earning assets. (1) Non-GAAP financial measure. Refer to Appendix for calculation. Net Interest Margin Average Interest Earning Assets Composition

25 Profitability Trends ROATCE(1) Noninterest Expense/Avg. Assets ROAA Net Income and Pre-tax, Pre-provision Income (1) Non-GAAP financial measure. Refer to Appendix for calculation.

26 (1) Current quarter ratios are estimates pending completion and filing of the Company's regulatory reports. (2) Non-GAAP financial measure. Refer to Appendix for calculation. (3) Represents FDIC minimum and well-capitalized ratio thresholds for banks. The minimum capital ratio requirement for Tier 1 leverage and Total risk based capital is 4.0% and 8.0%, respectively. (4) Limited to 15% of total deposits in accordance with Bank's Asset and Liability Management policy. Strong Capital and Sources of Liquidity Tier 1 Leverage Ratio (1) Total Risk Based Capital (1) Tangible Common Equity/Tangible Assets Primary and Secondary Sources of Liquidity Source March 31, 2021 Cash and cash equivalents $934,316 Unencumbered securities 694,282 FHLB and FRB borrowing availability 975,202 Fed fund lines 215,000 Brokered CD capacity(4) 902,955 Total $3,721,755

27 Shareholder Return - All dollars in thousands unless otherwise noted, except per share amounts.

28 Total Shareholder Return Stock Summary(1) Ticker HFWA Exchange NASDAQ Stock price $28.21 Market capitalization (in billions) $1.01 Dividend yield (regular dividend only) 2.84% Average Daily Volume (3 month) Average daily volume (shares) 150,518 Average daily volume ($000s) $4,246 52-Week High and Low Price 52-week high (3/12/2021) 30.86 52-week low (5/14/2020) 14.65 Per Share Tangible book value per share $15.77 EPS - 2021E $1.63 EPS - 2022E $1.42 Number of research analysts 6 Valuation Ratios Price / Tangible book value 178.9% Price / 2021E EPS 17.3x Price / 2022E EPS 19.9x Dividends Per Share Declared(2) Total Return – Last 12 Months(1) (1) As of April 14, 2021. (2) As of April 22, 2021.

29 Appendix - Reconciliations of Non-GAAP Financial Measures - All dollars in thousands unless otherwise noted, except per share amounts.

Non-GAAP Financial Measures

Heritage Financial CORPORATION

	2018 YTD	2019 YTD	2020 YTD	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1
Pre-tax, pre-provision income:								
Net income (loss) (GAAP)	$53,057	$67,557	$46,570	$12,191	$(6,139)	$16,636	$23,882	$25,344
Exclude income tax (benefit) expense	11,238	13,488	6,610	640	(936)	2,477	4,429	5,102
Exclude provision for (reversal of provision for) credit losses	5,129	4,311	36,106	7,946	28,563	2,730	(3,133)	(7,199)
Pre-tax, pre-provision income (non-GAAP)	$69,424	$85,356	$89,286	$20,777	$21,488	$21,843	$25,178	$23,247
Loan yield, excluding SBA PPP loans, annualized:								
Interest and fees on loans (GAAP)	$175,466	$189,515	$192,417	$46,277	$48,404	$47,647	$50,089	$49,524
Exclude impact on loan yield from SBA PPP loan interest and fees	—	—	(19,472)	—	(4,923)	(5,810)	(8,739)	(9,136)
Adjusted interest and fees on loans (non-GAAP)	$175,466	$189,515	$172,945	$46,277	$43,481	41,837	$41,350	$40,388
Average loans receivable, net (GAAP)	$3,414,424	$3,668,665	$4,335,564	$3,748,573	$4,442,108	$4,605,389	$4,540,962	$4,490,499
Exclude average SBA PPP loans	—	—	(589,635)	—	(667,390)	(863,127)	(822,460)	(832,148)
Adjusted average loans receivable, net (non-GAAP)	$3,414,424	$3,668,665	$3,745,929	$3,748,573	$3,774,718	$3,742,262	$3,718,502	$3,658,351
Loan yield, annualized (GAAP)	5.14 %	5.17 %	4.44 %	4.97 %	4.38 %	4.12 %	4.39 %	4.47 %
Loan yield, excluding SBA PPP loans, annualized (non-GAAP)	5.14 %	5.17 %	4.62 %	4.97 %	4.63 %	4.45 %	4.42 %	4.48 %
ACL on loans to loans receivable, excluding SBA PPP loans:								
Allowance for credit losses on loans	$35,042	$36,171	$70,185	$47,540	$71,501	$73,340	$70,185	$64,225
Loans receivable (GAAP)	$3,654,160	$3,767,879	$4,468,647	$3,852,376	$4,666,333	$4,666,730	$4,468,647	$4,595,869
Exclude SBA PPP loans	—	—	(715,121)	—	(856,490)	(867,782)	(715,121)	(886,761)
Loans receivable, excluding SBA PPP (non-GAAP)	$3,654,160	$3,767,879	$3,753,526	$3,852,376	$3,809,843	$3,798,948	$3,753,526	$3,709,108
ACL on loans to Loans receivable (GAAP)	0.96 %	0.96 %	1.57 %	1.23 %	1.53 %	1.57 %	1.57 %	1.40 %
ACL on loans to Loans receivable, excluding SBA PPP loans (non-GAAP)	0.96 %	0.96 %	1.87 %	1.23 %	1.88 %	1.93 %	1.87 %	1.73 %

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Non-GAAP Financial Measures

Heritage Financial CORPORATION

	2018 YTD	2019 YTD	2020 YTD	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1
Net interest margin, excluding incremental accretion on purchased loans, annualized:								
Net interest income (GAAP)	$186,993	$199,682	$200,997	$48,551	$50,313	$49,678	$52,455	$52,238
Exclude incremental accretion on purchased loans	(7,964)	(4,876)	(3,446)	(1,012)	(696)	(944)	(795)	(1,075)
Adjusted net interest income (non-GAAP)	$179,029	$194,806	$197,551	$47,539	$49,617	$48,734	$51,660	$51,163
Average total interest earning assets, net	$4,358,643	$4,729,885	$5,535,236	$4,811,769	$5,552,494	$5,855,240	$5,913,765	$6,042,566
Net interest margin, annualized (GAAP)	4.29 %	4.22 %	3.63 %	4.06 %	3.64 %	3.38 %	3.53 %	3.51 %
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.11 %	4.12 %	3.57 %	3.98 %	3.59 %	3.32 %	3.48 %	3.44 %
Return on average tangible common equity:								
Net income (GAAP)	$53,057	$67,557	$46,570	$12,191	$(6,139)	$16,636	$23,882	$25,344
Add amortization of intangible assets	3,819	4,001	3,525	903	903	860	859	797
Exclude tax effect of adjustment	(802)	(840)	(740)	(190)	(190)	(181)	(180)	(167)
Tangible net income (non-GAAP)	$56,074	$70,718	$49,355	$12,904	$(5,426)	$17,315	$24,561	$25,974
Average stockholders' equity (GAAP)	$687,094	$789,502	$805,580	$806,071	$807,539	$799,738	$808,999	$827,021
Exclude average intangible assets	(230,282)	(259,667)	(255,898)	(257,234)	(256,338)	(255,453)	(254,587)	(253,747)
Average tangible common stockholders' equity (non-GAAP)	$456,812	$529,835	$549,682	$548,837	$551,201	$544,285	$554,412	$573,274
Return on average equity, annualized (GAAP)	7.72 %	8.56 %	5.78 %	6.08 %	(3.06)%	8.28 %	11.74 %	12.43 %
Return on average tangible common equity, annualized (non-GAAP)	12.28 %	13.35 %	8.98 %	9.49 %	(3.96)%	12.66 %	17.62 %	18.37 %

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Non-GAAP Financial Measures

Heritage Financial CORPORATION

	2018	2019	2020	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1
Potential problem loans to loans receivable, excluding SBA PPP loans:								
Potential problem loans	$101,320	$87,888	$182,342	$102,167	$100,554	$159,764	$182,342	$163,813
Loans receivable (GAAP)	$3,654,160	$3,767,879	$4,468,647	$3,852,376	$4,666,333	$4,666,730	$4,468,647	$4,595,869
Exclude SBA PPP loans	—	—	(715,121)	—	(856,490)	(867,782)	(715,121)	(886,761)
Loans receivable, excluding SBA PPP (non-GAAP)	$3,654,160	$3,767,879	$3,753,526	$3,852,376	$3,809,843	$3,798,948	$3,753,526	$3,709,108
Potential problem loans to loans receivable (GAAP)	2.77 %	2.33 %	4.08 %	2.65 %	2.15 %	3.42 %	4.08 %	3.56 %
Potential problem loans to loans receivable, excluding SBA PPP (non-GAAP)	2.77 %	2.33 %	4.86 %	2.65 %	2.64 %	4.21 %	4.86 %	4.42 %
Tangible common equity to tangible assets:								
Total stockholders' equity (GAAP)	$760,723	$809,311	$820,439	$798,438	$793,652	$803,129	$820,439	$827,151
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(256,649)	(255,746)	(254,886)	(254,027)	(253,230)
Tangible common equity (non-GAAP)	$499,170	$551,759	$566,412	$541,789	$537,906	$548,243	$566,412	$573,921
Total assets (GAAP)	$5,316,927	$5,552,970	$6,615,318	$5,587,300	$6,562,359	$6,685,889	$6,615,318	$7,028,392
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(256,649)	(255,746)	(254,886)	(254,027)	(253,230)
Tangible assets (non-GAAP)	$5,055,374	$5,295,418	$6,361,291	$5,330,651	$6,306,613	$6,431,003	$6,361,291	$6,775,162
Total assets (GAAP)	$5,316,927	$5,552,970	$6,615,318	$5,587,300	$6,562,359	$6,685,889	$6,615,318	$7,028,392
Exclude intangible assets	(261,553)	(257,552)	(254,027)	(256,649)	(255,746)	(254,886)	(254,027)	(253,230)
Exclude SBA PPP loans	—	—	(715,121)	—	(856,490)	(867,782)	(715,121)	(886,761)
Tangible assets, excluding SBA PPP loans (non-GAAP)	$5,055,374	$5,295,418	$5,646,170	$5,330,651	$5,450,123	$5,563,221	$5,646,170	$5,888,401
Stockholders' equity to total assets (GAAP)	14.3 %	14.6 %	12.4 %	14.3 %	12.1 %	12.0 %	12.4 %	11.8 %
Tangible common equity to tangible assets (non-GAAP)	9.9	10.4	8.9	10.2	8.5	8.5	8.9	8.5
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	9.9 %	10.4 %	10.0 %	10.2 %	9.9 %	9.9 %	10.0 %	9.7 %

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33 Questions and Answers